Exhibit 10.2B

AMENDMENT TO THE

TESLA MOTORS, INC.

2003 EQUITY INCENTIVE PLAN

Tesla Motors, Inc. (the “Company”), having adopted the Tesla Motors, Inc. 2003 Equity Incentive Plan (the “2003 Plan”), hereby amends the 2003 Plan as follows, effective as of January 25, 2010:

1.    Section 6(f) of the 2003 Plan is hereby amended to add the following new sentence to the end thereof:

“Notwithstanding anything in the Plan to the contrary, Non-Employee Directors may freely transfer Nonstatutory Stock Options to either (i) their venture capital funds or (ii) their employers (or an affiliate, within the meaning of Section 424(e) and (f) of the Code, of a Non-Employee Director’s employer).”

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Amendment to the 2003 Plan on the date indicated below.

Tesla Motors, Inc.

Dated: January 26, 2010	By	/s/ Elon Musk
	Title	Chief Executive Officer